Dunkin’ Brands Announces Refinancing Transaction

CANTON, Mass. (March 12, 2019) – Dunkin’ Brands Group, Inc. (Nasdaq: DNKN) (the “Company”), the parent company of Dunkin’ and Baskin-Robbins, today announced that certain of its subsidiaries intend to refinance a portion of their outstanding securitization debt with a new series of securitized debt.

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The Company previously completed a recapitalization in October 2017 (the “2017 Recapitalization”), with the issuance of a $1.55 billion securitized financing facility consisting of $1.4 billion of fixed rate notes (the “2017 Notes”) and the entry into a new $150 million variable funding note facility (the “2017 VFN”) that replaced the 2015 VFN (defined below) by its wholly-owned subsidiary, DB Master Finance LLC (the "Issuer").

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The Company's prior recapitalization before the 2017 Recapitalization occurred in January 2015, with the issuance of a $2.6 billion securitized financing facility consisting of $2.5 billion of fixed rate notes (the “2015 Notes”) and $100 million of variable funding notes (the "2015 VFN") by the Issuer.

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The Issuer intends to issue approximately $1.150 billion of new securitized notes (the “2019 Notes”) and to use the proceeds to prepay and retire a portion of the outstanding 2015 Notes, to pay transaction fees, and to prefund certain obligations in connection with the 2019 Notes. At the end of fiscal 2018, there was approximately $1.7 billion in outstanding principal amount under the 2015 Notes.

•	The Company expects the Issuer to issue a portion of the 2019 Notes in the form of a new $150 million variable funding note facility, which will replace the 2017 VFN facility.

The consummation of the offering is subject to market and other conditions and is anticipated to close in the second quarter of 2019. However, there can be no assurance that we will be able to successfully complete the refinancing transaction on the terms described or at all.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the 2019 Notes or any other security. The notes to be offered have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.
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About Dunkin' Brands Group, Inc.
With more than 20,900 points of distribution in more than 60 countries worldwide, Dunkin' Brands Group, Inc. (Nasdaq: DNKN) is one of the world's leading franchisors of quick service restaurants (QSR) serving hot and cold coffee and baked goods, as well as hard-serve ice cream. At the end of the fourth quarter 2018, Dunkin' Brands' 100 percent franchised business model included more than 12,800 Dunkin' restaurants and more than 8,000 Baskin-Robbins restaurants. Dunkin' Brands Group, Inc. is headquartered in Canton, Mass.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations.  Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” or “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  Forward-looking statements reflect management's analysis as of the date of this press release.  Important factors that could cause actual results to differ materially from our expectations are more fully described in our other filings with the Securities and Exchange Commission, including under the section headed “Risk Factors” in our most recent annual report on Form 10-K. Except as required by applicable law, we do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Contact(s):

Stacey Caravella (Investors)
Sr. Director, IR & Competitive Intelligence
Dunkin’ Brands Group, Inc. investor.relations@dunkinbrands.com
781-737-3200

Michelle King (Media)
Sr. Director, Global Public Relations
Dunkin’ Brands Group, Inc.
michelle.king@dunkinbrands.com
781-737-5200